                               State of Delaware

                        OFFICE OF THE SECRETARY OF STATE

                         ------------------------------

   I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES: "AMERICAN OSTRICH CORPORATION", A UTAH CORPORATION, WITH AND INTO
    "CALLNOW.COM, INC." UNDER THE NAME OF "CALLNOW.COM, INC", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND
    FILED IN THIS OFFICE THE NINTH DAY OF APRIL, A.D 1999, AT 9 O'CLOCK A.M.









                                       /s/ Edward J. Freel
                                       -----------------------------------------
                                       Edward J. Freel, Secretary of State





3027254  8100M                                         AUTHENTICATION:  9872939
                                 [SEAL OMITTED]
991295966                                                        DATE:  07-19-99

                                                                    Exhibit 3.1a

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 04/09/1999
                                                          991139857 - 3027254


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                       OF

                          AMERICAN OSTRICH CORPORATION
                               a Utah corporation,

                                      INTO

                                CALLNOW.COM, INC.
                             a Delaware corporation


         It is hereby certified that:

         1. American Ostrich Corporation (the "Company") is a corporation of the State of Utah, the laws of which permit a merger of a corporation of that jurisdiction with a corporation of another jurisdiction.

         2. The Company, as the owner of all of the outstanding shares of each class of the stock of CallNOW.com, Inc., a Delaware corporation ("CallNOW"), hereby merges itself into CallNOW.

         3. The following is a copy of the resolutions adopted by the Board of Directors and the majority stockholder of the Company on March 31, 1999:

              RESOLVED, that the Company change its domicile to the State of Delaware;

              FURTHER, RESOLVED, that the Company form a subsidiary in the State of Delaware under the name "CallNOW.com, Inc." and issue 100 shares thereof to the Company, and on the exchange of all of the outstanding shares of the Company on a one for one basis in the merger to effect the change of domicile, cancel such 100 shares; and

              FURTHER, RESOLVED, that the Articles of Incorporation of such subsidiary shall be in the form and contain the provisions designated by the President of the Company, subject to any advice or suggestions of the Board of Directors of Axicom.

         4. The terms and conditions of the merger of the Company into CallNOW are as follows:

         Merger and Surviving Corporation. The Company will merge with and into CallNOW; CallNOW will be the surviving corporation; and the separate existence of the Company shall cease. Until amended, modified or otherwise altered, the Certificate of Incorporation of CallNOW shall continue to be the Certificate of Incorporation of the surviving corporation; and the Bylaws of CallNOW shall become the Bylaws of the surviving corporation.

         Share Conversion. Each share of common stock of the Company shall, upon the effective date of the merger, be converted into one share of common stock of CallNOW (the "CallNOW Shares").

         Survivor's Succession to Corporate Rights. The surviving corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises, as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of the Company; and all and singular, the rights and privileges, powers and franchises of the Company, and all property, real, personal and mixed, and all debts due to the Company on whatever account, as well for stock subscriptions as all other things in action or belonging to the Company shall be vested in the surviving corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the surviving corporation as they were of the Company, and the title to any real estate vested by deed or otherwise in the Company shall not revert or be in any way impaired by reason of the merger; but all rights of creditors and all liens upon any property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the surviving corporation shall be responsible and liable to dissenting stockholders who are accorded and who preserve rights of appraisal as required by the Utah Revised Business Corporation Act (the "Utah Act"); and any action or proceeding whether civil, criminal or administrative, pending by or against the Company shall be prosecuted as if the Agreement and Plan of Merger had not taken place, or the surviving corporation may be substituted in such action or proceeding.

         Survivor's Succession to Corporate Acts, Plans, Contracts and Similar Rights. All corporate acts, plans, policies, contracts, approvals and authorizations of the Company, its Stockholders, its Board of Directors, committees, elected or appointed by its Board of Directors, and its officers and agents, which were valid and effective immediately prior to the effective time of the merger, shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the surviving corporation and shall be as effective and binding thereon as the same were with respect to the Company. Any employees of the Company shall become the employees of the surviving corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of the Company.

         Survivor's Rights to Assets, Liabilities, Reserves, etc. The assets, liabilities, reserves and accounts of the Company shall be recorded on the books of the surviving corporation at the amounts at which they, respectively, shall then be carried on the books of the Company, subject to such adjustments or eliminations of the intercompany items as may be appropriate in giving effect to the merger.

         Directors and Officers. The directors and officers of the Company shall become the directors and officers of the surviving corporation.

         Principal Office. The principal office of the Company, which is the principal office of the surviving corporation, shall remain the principal office of the surviving corporation.

         Adoption. The merger must be adopted by persons owning a majority of the outstanding voting securities of the Company.

         Appraisal Rights and Notification. Stockholders of the Company shall be accorded all rights and privileges and be subject to all of the obligations contained within the Utah Act regarding rights of appraisal, and the surviving corporation shall be obligated to notify the Company's stockholders as provided therein.

         Effective Date. The Effective Date of the merger shall be the date when the Certificate of Merger is filed and accepted by the Secretary of State of the State of Delaware and at such time as all applicable provisions of the Delaware General Corporation Law have been met.

         Delivery of Shares. On the closing, the CallNOW Shares shall be exchanged for the Company's shares of common stock, on a one for one basis.

         5. The proposed merger herein certified has been adopted, approved, certified, executed and acknowledged by the stockholders of the Company in accordance with the laws under which it is organized.

                                       AMERICAN OSTRICH CORPORATION,
                                       a Utah corporation

Dated:  April 8, 1999                  By /s/ Christian Bardenheuer
                                       ----------------------------------------
                                       Christian P. Bardenheuer, President



                                       3